News Release

IREN Reports Q1 FY27 Results

Quarterly AI Cloud Revenue Nearly Triples to $200 Million

Summary:

- Total quarterly revenue increased 66% sequentially to $228 million
- AI Cloud quarterly revenue increased 182% sequentially to $200 million[1]
- AI Cloud segment gross margin of 86%, in line with prior quarter[2]
- Revenue backlog increased 22% sequentially to $20.3 billion; approximately two-thirds with investment-grade counterparties[3]
- More than $4 billion ARR[4] target is fully contracted and fully funded[5]
- Expanded contract with Leading Frontier AI Lab post-quarter end

NEW YORK, November 5, 2026 (GLOBE NEWSWIRE) – IREN (NASDAQ: IREN) today reported financial results for the three months ended September 30, 2026, and provided an update on its AI Cloud business and growth plans.

"This quarter Horizon 1 went into service for Microsoft with NVIDIA Exemplar status, AI Cloud revenue nearly tripled to $200 million, and operating ARR doubled to a billion," said Daniel Roberts, Co-Founder and Co-CEO of IREN. "The more than $4 billion of contracted ARR is funded and now targeted for January, after a customer-requested design change and supplier timing moved it from year-end; it may extend to the end of February. Since quarter-end we have signed a five-year contract at about $22 million per megawatt with 90% of the GPU capex prepaid by the customer, and a short-term contract at $40 million per megawatt. We own the land, the power and the data centers under all of it, which gives us more ways to fund growth and lets us set its pace."

Q1 FY27 Financial Results

US$ Million	Quarter ended September 30, 2026	Quarter ended June 30, 2026
Revenue		
Total AI Cloud Revenue[1]	200	71
Bitcoin Mining Revenue	28	67
Total Revenue	**228**	**137**
Net income (loss)	**(263)**	**(684)**
Adjusted EBITDA[2]	**66**	**19**

Q1 FY27 Business Highlights

Demand and contracting

- More than $4 billion ARR[4] target is fully contracted and fully funded[5]
- Contracted pricing continues to rise: +11% on 3-year deals and +12% on 5-year deals[6]
- After quarter-end:
  - Expanded existing contract with Leading Frontier AI Lab
  - Signed short-term contract for $40 million per IT-MW of revenue[7]
  - Approximately $22 million per IT-MW on a five-year contract including customer prepayment covering 90% of associated GPU capex[7]
  - Contracted H100 GPUs at double previous pricing[7]
- The more than $4 billion ARR[4] target, previously year-end 2026, is now targeted for January 2027 following a customer-requested change and supplier timing, and may extend to February 2027

1

News Release

Development and platform updates

- >30,000 acres of land secured[8] supporting:
  - >5GW of secured power
  - >35GW development pipeline[9]
- Advanced development, construction, and commissioning across multiple campuses, including:
  - 2GW Sweetwater Hub conditional inclusion in ERCOT's Batch Zero process as base load
  - Horizon 1 delivered to Microsoft, Horizon 2-4 progressed to late-stage construction
  - Air-cooled retrofits continued in Childress and Mackenzie
  - Liquid-cooled data center construction well underway at Sweetwater 1
  - New liquid-cooled data centers commenced construction at 100MW Mackenzie site
  - Civil works license secured for 300MW development in Badajoz, Spain
  - Early-stage development work at Sweetwater 2, Kiowa and Bundey
- Achieved NVIDIA Exemplar Cloud status for NVIDIA GB300 NVL72 systems at Horizon 1
- Advanced IREN AI Cloud with Mirantis k0rdent AI, an NVIDIA Certified Hypervisor

Balance sheet and funding

- $20.6 billion of total assets, including $6 billion of data center assets with 20-year useful lives[10]
- Assets and revenue underpinned by customer contracts with NVIDIA, Microsoft and 13 other customers (two-thirds of revenue backlog with investment-grade counterparties[3])
- $15 billion[11] remaining planned FY27 capex expected to be met by:
  - $9 billion of cash and committed GPU financing and prepayments[5]
  - $6 billion of target GPU financing, prepayments, data center financing and other corporate level sources subject to market conditions, to drive future capacity targets[12]

Q1 FY27 Results Webcast & Conference Call

IREN will host an audio webcast of the conference call to discuss the results for the quarter ended September 30, 2026, on Thursday, November 5, 2026 at 5:00 p.m. Eastern time. A live audio webcast of the conference call can be accessed at IREN's Investor Relations website: *iren.com/investors*.

A replay of the webcast will be accessible shortly after the call at *https://iren.com/investor/events-and-presentations*

About IREN

IREN is a vertically integrated AI Cloud platform, delivering data centers, compute and software for AI training and inference. IREN's platform is underpinned by its expansive portfolio of land and grid-connected power in renewable-rich regions across North America, Europe and APAC.

Contacts

Investors
ir@iren.com

Media
media@iren.com

2

3 Assumptions and Notes 1. Total AI Cloud Revenue comprises AI Cloud Services Revenue of $135m and AI Cloud Lease Revenue of $65m (prior quarter: $71m and nil, respectively), per our unaudited condensed consolidated statements of operations. 2. Adjusted EBITDA and Total segment gross profit are non-GAAP financial measures. AI Cloud segment gross margin is AI Cloud segment gross profit (Total AI Cloud revenue less AI Cloud cost of revenue, excluding depreciation and amortization and before site-level costs) divided by Total AI Cloud revenue. Refer to the reconciliations at the end of this press release to the most directly comparable GAAP financial measures. 3. Revenue backlog includes remaining performance obligations plus remaining lease arrangements plus other amounts we estimate may be recognized as revenue in future periods under committed customer contracts, in each case, subject to the satisfaction of delivery and availability of service requirements. Investment-grade share is based on the credit ratings of counterparties or their guarantors as of September 30, 2026. 4. Annualized-run-rate revenue (“ARR”) is calculated as GPU/hour pricing for commissioned GPUs under contract as of the relevant date multiplied by 8,760 hours per year and includes annualized revenue for storage and ancillaries. More than $4 billion of ARR is targeted to be operational by January 31, 2027, and may extend to the end of February 2027, based on internal company assumptions regarding utilization and pricing, with revenue expected to ramp upon, and being subject to, commissioning, testing and customer acceptance in the months following each data center’s delivery. ARR is not derived from or an adjustment to GAAP revenue, and excludes GAAP recognition and measurement effects. ARR is an operating metric, not a U.S. GAAP measure, and differs from, and is not a substitute for, GAAP revenue; recognized revenue may be materially lower. 5. Cash and committed GPU financing and prepayments comprises cash and cash equivalents, restricted cash, undrawn committed GPU financing facilities and contracted customer prepayments not yet received, as of September 30, 2026. “Fully funded” means these sources cover the remaining capex from September 30, 2026, including data centers and GPUs, for the 0.3GW (IT) program that supports the more than $4 billion ARR target, subject to satisfaction of the conditions to funding under committed financing facilities, including conditions to the release of escrowed proceeds and applicable availability periods. 6. Estimated average annual revenue per MW (IT) for 3- and 5-year contracts signed during Q1 FY27 and Q4 FY26 based on internal assumptions on power consumption for each contracted deployment, weighted by ARR. 7. Reflects contracts signed after Q1 FY27. Revenue per IT-MW is estimated annual revenue per MW (IT). Customer prepayment coverage reflects customer prepayments as a proportion of associated estimated GPU capex for the five-year contract. Customer prepayments represent amounts contractually payable by customers in advance of service delivery, expressed as a percentage of the estimated capital expenditure attributable to the associated deployments. Prepayment terms vary by contract and there can be no assurance that future contracts will include prepayments or similar terms. GPU capex excludes provincial sales tax and goods and services tax. H100 pricing increase is relative to pricing under the prior H100 contract at Prince George. 8. Includes land secured in freehold and under option, as of October 31, 2026. 9. >35GW development pipeline represents the potential gross power capacity, as of November 5, 2026, of projects at various stages of development prior to execution of grid connection agreements, letters of agreement or equivalents. These projects are speculative, and we do not currently expect a significant portion of them to result in secured power. There can be no assurance that any project will proceed or that the indicated capacity will ultimately be secured or developed. 10. Data center assets comprise buildings, construction in progress and land, net of depreciation, as of September 30, 2026. 11. Remaining capex is from September 30, 2026 and includes data centers and GPUs. 12. Future capacity targets include further capacity across the platform’s secured power and development pipeline, including the 0.8GW of data center capacity by the end of calendar 2027, which may require additional capex in FY27.

4 Forward-Looking Statements This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include without limitation those relating to information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies and trends we expect to affect our business, and the timing of any of the foregoing. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “potential,” “could,” “would,” “may,” “will,” “forecast,” and other similar expressions. Such forward-looking statements are subject to limitations, uncertainties, assumptions, disclaimers, and other important factors set out in this press release and you should not place undue reliance on these forward-looking statements. Forward-looking statements may also be made, verbally or in writing, by members of our Board or management team. Such statements are subject to the same limitations, uncertainties, assumptions and disclaimers set out in this press release. We base these forward-looking statements or projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results or results of operations, and could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to: our ability to obtain additional capital on commercially reasonable terms and in a timely manner to meet our substantial and increasingly larger capital needs in connection with the ongoing expansion of our business, including in connection with our data center developments and hardware purchase commitments; the amount and terms of any future financing or grant of security, or any refinancing, restructuring or modification to the terms of any future financing or grant of security, which could require us to comply with onerous covenants or restrictions or guarantees, and our ability to service our debt obligations; our ability to successfully execute on our growth strategies and operating plans, including our ability to continue to develop our existing data center sites, design and deploy direct-to-chip liquid and air cooling systems, provide software, and operate and expand our AI Cloud business; our shorter operating history in new markets and geographies we have entered or may seek to enter, including the market for AI Cloud, the expansion of our capabilities to include software offerings, and our expansion into new geographies for data centers such as Australia and Europe; our ability to remain competitive in highly competitive, dynamic and rapidly evolving industries; development and construction delays, increased costs and cost overruns affecting our data centers and our ability to construct, commission and deliver contracted capacity in accordance with the schedules specified in our customer contracts; delays, increases in costs or reductions in the supply of materials or equipment used in our development or operations (including GPUs and any other hardware required or necessary for any current or future AI Cloud offerings), including as a result of tariffs and duties, being in high demand due to global supply chain constraints and other factors, and our ability to secure additional hardware equipment (including GPUs and any other hardware necessary or required for any current or future AI Cloud offerings), on commercially reasonable terms or at all, any of which may impact the timely delivery of contracted AI Cloud capacity to our customers; price increases imposed by suppliers of certain equipment (including GPUs and any other hardware required for any current or future AI Cloud offerings), including in respect of orders already placed, and our inability in certain cases to pass such increased costs through to our customers under our customer contracts, notwithstanding cost pass-through provisions in certain of our contracts with suppliers; our ability to deliver contracted AI Cloud capacity on schedule, or at all, and to meet service level commitments or other obligations under our contracts, as well as service interruptions or equipment failures, any of which could result in significant payments under relevant customer contracts being reduced or delayed, expose us to service credits, damages or other liability, or give rise to termination rights; our ability to match customer contracts, capital expenditures, power commitments and financing; our ability to appropriately scale our workforce in a sufficiently timely manner to achieve our business objectives and sustain our growth trajectory; expectations with respect to the profitability, viability, operability, security, popularity and public perceptions of any current and future AI Cloud offerings, including GPU rental rates; our ability to successfully market our AI Cloud business and secure and retain customers on commercially reasonable terms or at all; our ability to manage counterparty risk associated with any current or future customers and other counterparties (including credit risk associated with such customers or other counterparties, and the risk that such customers or other counterparties may terminate, default on or underperform their contractual obligations), particularly in customers of our AI Cloud business, which has significant customer concentration; expectations with respect to the useful life and obsolescence of hardware (including GPUs, hardware for Bitcoin mining and any current or future services we offer) and the related impairment charges we may incur upon retirement thereof, which could be material; our ability to, and costs associated with, re-purposing data centers historically used for Bitcoin mining, along with the related impairment charges we may incur upon retirement of existing Bitcoin mining hardware, which could be material; Bitcoin price, Bitcoin global hashrate and foreign currency exchange rate fluctuations; our ability to secure renewable energy, renewable energy certificates, power capacity, timely grid connections, facilities and sites on commercially reasonable terms or at all; delays and costs associated with, or failure to obtain or complete, permitting approvals, grid connections and other development activities customary for greenfield or brownfield infrastructure projects in various jurisdictions, including (in the case of Texas) as a result of the Electric Reliability Council of Texas’s (“ERCOT”) announced amendments to the approval process for large load interconnection requests and the comprehensive verification and audit of all data centers advancing through ERCOT’s interconnection process ordered by the Governor of Texas, or as a result of community

5 or public interest advocacy; electricity market risks relating to changes in laws, regulations and requirements of market operators, network operators and/or regulatory bodies in the jurisdictions in which we operate, including (in the case of Texas) with respect to interconnection of facilities of large electrical loads to the ERCOT grid (for example, via a process that may batch multiple large load interconnection requests), grid stability, voltage ride-through, frequency ride-through and curtailment obligations; heightened complexity and additional constraints in energy markets, including international energy markets with which we are less familiar, including load ramp requirements by utilities or grid operators which may not align with our planned data center development and commissioning timelines; actions undertaken or inaction by electricity network and market operators, regulators, governments or communities in the regions in which we operate, including such actions that could result in the estimated power availability at secured sites being materially less than initially expected, available too late, delayed, conditioned upon technical or operational requirements, permits, leases, approvals, or not available in each case whether at sustainable cost or at all; our ability to secure connection agreements to access power or water sources and permits or to maintain in good standing the operating and other permits, approvals and/or licenses required for our operations, construction activities and business which could be delayed by regulatory approval processes or political intervention, may not be successful or may be cost- prohibitive; our ability to successfully integrate the businesses and operations of recently acquired Mirantis, Inc. (“Mirantis”), Ingenostrum, S.L. (trading as Nostrum Group) (“Nostrum Group”) and their respective subsidiaries into our business and operations and to achieve the anticipated benefits of such acquisitions; reliability and performance of our infrastructure compared to expectations; whether the secular trends we expect to drive growth in our business materialize to the degree we expect them to, or at all; the timing of commissioning, testing and customer acceptance of our AI Cloud capacity, including as a result of evolving customer technical and service requirements, which affects when we begin to recognize revenue and may result in delay credits or other reductions in payments under our customer contracts; the assumptions underlying our annualized run- rate revenue (“ARR”) targets, including with respect to pricing, utilization, contract duration, prepayment levels and customer credit quality, and our ability to contract the uncontracted capacity in our expansion programs on terms consistent with those assumptions; the availability, timing and terms of customer prepayments and targeted GPU financing, and our ability to satisfy the conditions to funding under our committed financing facilities, including conditions to the release of escrowed proceeds and applicable availability periods; our ability to realize the expected benefits of new data center designs and power-management technologies, including increased compute density within existing site power envelopes, and of our strategic partnership with NVIDIA; the expected useful life of our data center assets; and other important factors discussed under the heading “Cautionary Note Regarding Forward-Looking Statements” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 and “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2026, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (“SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of IREN’s website at https://investors.iren.com. The foregoing list of factors is not exhaustive and does not necessarily include all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. These and other important factors could cause actual results to differ materially from the forward-looking statements made in this press release. Any forward-looking statement that we make in this press release speaks only as of the date of such statement. Except as required by law, we disclaim any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise. The guidance in this press release is only effective as of November 5, 2026 and will not be updated or affirmed unless and until the Company publicly announces updated or affirmed guidance. Distribution or reference of this press release following the date of this press release does not constitute the Company re-affirming guidance. Special Note Regarding Non-GAAP Measures This press release refers to certain financial measures not recognized under generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Total segment gross profit, Net debt and Cash operating expense. These supplemental measures have limitations and should not be considered in isolation from, or as substitutes for, the most directly comparable GAAP measures. They may not be comparable to similarly titled measures used by other companies. Definitions of these measures and management uses and limitations are set out below. Reconciliations to the most directly comparable GAAP measures are presented at the end of this press release. Management uses these supplemental measures to evaluate operating performance, plan spending and assess financing. They help investors compare periods and understand the measures management uses. These non-GAAP financial measures are presented for supplemental informational purposes only. Depreciation, stock-based compensation and other excluded items can be significant and recurring. Adjusted EBITDA and Adjusted EBITDA margin Adjusted EBITDA is defined as net income (loss), excluding income tax (expense) benefit, finance expense, interest income, depreciation and amortization, stock-based compensation expense, foreign exchange gain (loss), impairment of assets, certain other non-recurring income, gain (loss) on disposal of property, plant and equipment, unrealized fair value gain (loss) on financial

6 instruments, debt conversion inducement expense, gain (loss) on partial extinguishment of financial liabilities, increase (decrease) in fair value of assets held for sale and certain other expense items. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Total segment gross profit Total segment gross profit is the sum of AI Cloud and Bitcoin Mining segment revenue less each segment’s cost of revenue, excluding depreciation and amortization, consistent with Note 3 to the unaudited condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026. The aggregate is a non-GAAP measure outside the segment footnote. It helps assess segment contribution before depreciation and amortization, corporate and other expenses. Net debt Net debt is current and non-current debt at GAAP carrying value, less unrestricted cash and cash equivalents and less current and non-current restricted cash. It excludes operating lease liabilities. It helps assess borrowings net of cash balances. Restricted cash includes amounts held in escrow accounts under our debt financing and letter of credit arrangements and remains subject to contractual limits on withdrawal or use. Cash operating expense Cash operating expense is GAAP selling, general and administrative expense and GAAP research and development expense, less stock-based compensation. It helps assess SG&A and R&D before stock-based compensation and is not a measure of actual cash payments. Forward-looking Cash operating expense uses the same definition. Presentation of Financial Information Beginning with the quarter ended September 30, 2026, the Company changed its rounding convention from presenting amounts rounded to the nearest thousand dollars to the nearest million dollars (unless otherwise noted). As a result, certain amounts may differ from previously reported amounts solely due to rounding, and totals may not equal the sum of individual amounts.

7 Consolidated Statement of Operations US$ Million Quarter ended Quarter ended September 30, 20261 June 30, 2026 Revenue AI Cloud Services revenue 135 71 AI Cloud Lease revenue 65 - Total AI Cloud revenue 200 71 Bitcoin Mining revenue 28 67 Total revenue 228 137 Cost of revenue (exclusive of depreciation and amortization) AI Cloud Services (17) (9) AI Cloud Lease (11) - Bitcoin Mining (18) (24) Total cost of revenue (46) (33) Operating (expenses) income Selling, general and administrative expenses (217) (128) Research and development expenses (7) - Depreciation and amortization (148) (112) Impairment of assets (2) (450) Gain (loss) on disposal of property, plant and equipment 8 (25) Other operating expenses (4) (10) Other operating income 2 1 Total operating (expenses) income (368) (724) Operating (loss) income (186) (620) Other (expense) income: Finance expense (73) (24) Interest income 51 36 Increase (decrease) in fair value of assets held for sale (21) (102) Realized gain (loss) on financial instruments (0) (1) Unrealized gain (loss) on financial instruments (28) 25 Foreign exchange gain (loss) (4) (5) Total other (expense) income (75) (72) Income (loss) before taxes (261) (692) Income tax (expense) benefit (2) 8 Net income (loss) (263) (684) 1) For further detail, see our unaudited condensed consolidated financial statements for the quarter ended September 30, 2026, included in our Form 10-Q filed with the SEC on November 5, 2026.

8 Consolidated Balance Sheet US$ Million As of September 30, 20261 As of June 30, 2026 Assets Cash and cash equivalents 3,522 5,896 Restricted cash, current portion 2,208 1,670 Accounts receivable, net 192 21 Deposits and prepaid expenses 141 189 Derivative assets 8 - Assets held for sale 70 73 Income taxes receivable 1 1 Other assets 156 36 Total current assets 6,298 7,886 Property, plant and equipment, net 12,344 6,753 Intangible assets, net 456 317 Goodwill 450 36 Operating lease right-of-use asset, net 7 3 Restricted cash, less current portion 48 54 Deposits and prepaid expenses 569 266 Derivative assets 402 416 Other assets 39 59 Total non-current assets 14,315 7,904 Total assets 20,613 15,790 Liabilities Accounts payable and accrued expenses 2,583 1,825 Operating lease liability, current portion 3 1 Finance lease liability, current portion 179 125 Debt, current portion 950 169 Income taxes payable, current portion - - Deferred revenue, current portion 127 46 Other liabilities, current portion 104 54 Total current liabilities 3,946 2,221 Operating lease liability, less current portion 4 2 Finance lease liability, less current portion 132 118 Debt, less current portion 8,947 7,424 Deferred revenue, less current portion 2,417 1,796 Deferred tax liabilities 39 31 Income taxes payable, less current portion 4 4 Other liabilities, less current portion 8 8 Total non-current liabilities 11,551 9,383 Total liabilities 15,497 11,604 Stockholders' equity 5,116 4,186 Total stockholders' equity 5,116 4,186 Total liabilities and stockholders' equity 20,613 15,790 1) For further detail, see our unaudited condensed consolidated financial statements for the quarter ended September 30, 2026, included in our Form 10-Q filed with the SEC on November 5, 2026.

9 Consolidated Statement of Cashflows US$ Million Quarter ended Quarter ended September 30, 20261 June 30, 2026 Cash flow from operating activities Net income (loss) (263) (684) Adjustments to reconcile net income (loss) to net cash from (used in) operating activities: Depreciation and amortization 148 112 Impairment of assets 2 450 Change in fair value of assets held for sale 21 102 Realized (gain) loss on financial instruments (0) (0) Unrealized (gain) loss on financial instruments 28 (25) (Gain) loss on disposal of property, plant and equipment (8) 25 Foreign exchange loss (gain) 1 3 Stock-based compensation expense 106 43 Amortization of debt issuance costs 8 3 Changes in assets and liabilities: Accounts receivable and other receivables (205) 63 Other assets 4 5 Tax related payables 0 (9) Accounts payable and accrued expenses (11) 31 Other liabilities 53 5 Deferred revenue 645 1,722 Prepayments and deposits (1) (36) Operating lease liabilities 1 (0) Net cash from (used in) operating activities 529 1,811 Investing activities Payments for property, plant and equipment net of computer hardware (2,131) (1,329) Payments for computer hardware (2,693) (649) Payments for intangible assets (65) - Payments for other prepayments and deposits (337) (44) Proceeds from disposal of property, plant and equipment 54 1 Payment for the acquisition of subsidiaries, net of cash acquired 13 (93) Proceeds from release of deposits 13 - Net cash from (used in) investing activities (5,146) (2,114) Financing activities Proceeds from the issuance of Ordinary shares 498 2,112 Payment of offering costs for the issuance of Ordinary shares (6) (26) Proceeds from loan funded shares 1 - Proceeds from convertible notes - 3,000 Settlement of capped call transactions - 39 Payment of capped call transactions - (197) Proceeds from financing facility 2,360 938 Payment of borrowing transaction costs (19) (114) Repayment of borrowings (25) (9) Repayment of finance lease liabilities (30) (31) Net cash from (used in) financing activities 2,779 5,711 Net increase (decrease) in cash and cash equivalents and restricted cash (1,838) 5,408 Cash, cash equivalents and restricted cash - beginning of period 7,620 2,213 Effects of exchange rate changes (4) (2) Cash, cash equivalents and restricted cash - end of period 5,778 7,620 1) For further detail, see our unaudited condensed consolidated financial statements for the quarter ended September 30, 2026, included in our Form 10-Q filed with the SEC on November 5, 2026.

10 Non-GAAP Metric Reconciliation - Adjusted EBITDA US$ Million Quarter ended September 30, 2026 Quarter ended June 30, 2026 Net income (loss) (263) (684) Net income (loss) Margin1 (116)% (498)% Income tax expense (benefit) 2 (8) Income (loss) before tax (261) (692) Finance expense 73 25 Interest income (51) (36) Depreciation and amortization 148 112 Unrealized (gain) loss on financial instruments 28 (25) Stock-based compensation expense 106 43 Impairment of assets 2 450 (Gain) loss on disposal of property, plant and equipment (8) 25 (Increase) decrease in fair value of assets held for sale 21 102 Foreign exchange (gain) loss 4 5 Other expense items2 4 10 Adjusted EBITDA 66 19 Adjusted EBITDA Margin3 29% 14% 1) Net Income Margin is calculated as Net Income divided by Total Revenue. 2) Other expenses for the three months ended September 30, 2026 include professional fees incurred in relation to business acquisitions. 3) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue.

11 Non-GAAP Metric Reconciliation – Total Segment Gross Profit US$ Million Quarter ended September 30, 2026 Quarter ended June 30, 2026 Net income (loss) (263) (684) Income tax expense (benefit) 2 (8) Finance expense 73 25 Interest income (51) (36) (Increase) decrease in fair value of assets held for sale 21 102 Realized (gain) loss on financial instruments - 1 Unrealized (gain) loss on financial instruments 28 (25) Foreign exchange (gain) loss 4 5 Operating loss — GAAP (186) (620) Selling, general and administrative expenses 217 128 Research and development expenses 7 - Depreciation and amortization 148 112 Impairment of assets 2 450 (Gain) loss on disposal of property, plant and equipment (8) 25 Other operating expenses 4 10 Other operating income (2) (1) Total segment gross profit1,2 — non-GAAP 182 104 1) Reconciliation follows the segment profit basis in Note 3 of the financial statements. 2) Segment gross profit excludes depreciation and amortization. The aggregate is a non-GAAP measure.

12 Non-GAAP Metric Reconciliation – Net Debt US$ Million Quarter ended September 30, 2026 Quarter ended June 30, 2026 Debt, current portion 950 169 Finance lease liability, current portion 179 125 Debt, less current portion 8,947 7,424 Finance lease liability, less current portion 132 118 Total debt1 — GAAP balance-sheet debt 10,208 7,836 Less: unrestricted cash and cash equivalents (3,522) (5,896) Less: restricted cash2, current portion (2,208) (1,670) Less: restricted cash2, non-current portion (48) (54) Net Debt 4,430 216 1) Debt carrying values are net of unamortized debt issuance costs. 2) Restricted cash is contractually restricted as to withdrawal or use under financing and letter-of-credit arrangements.

13 Non-GAAP Metric Reconciliation – Operating cash expense US$ Million Quarter ended September 30, 2026 Quarter ended June 30, 2026 Selling, general and administrative expense – GAAP (217) (128) Research and development expenses – GAAP (7) - Less: Stock-based compensation included in selling, general and administrative expenses 106 43 Operating cash expense (118) (85) The expected increase in Cash operating expense for Q2 FY27 excludes stock-based compensation. A reconciliation to the expected increase in GAAP SG&A and GAAP R&D is not available without unreasonable efforts because the amount of stock-based compensation in the forecast period cannot be predicted with reasonable certainty. This expense depends on the timing and size of future equity awards, our share price when they are granted, forfeitures and whether performance-based vesting conditions are met, and could be material. Accordingly, the change in GAAP SG&A and GAAP R&D could differ materially from the change in Cash operating expense.